Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Xcorporeal, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-149971) and Form S-8 (No. 333-145245) of Xcorporeal, Inc. of our report dated March 30, 2009 relating to the consolidated financial statements which appears in this Form 10-K. Our report relating to the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

Los Angeles, California
March 30, 2009

69